MANAGED MUNICIPALS PORTFOLIO II INC.
10f-3 REPORT
April 1, 1999 through June 30, 1999


		Trade						Purchase 	% of
Issuer		Date	Selling Dealer		Amount		Price
	Issue

Private College	5/20/99	Wachovia Bank of N.C.	$1,000,000
	$98.50		7.61%
GA - Mercer College
5.375% due 10/1/2029